UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2019

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol(s))	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On September 12, 2019, Eastside Distilling, Inc., a Nevada corporation (“Eastside”), and Intersect Beverage, LLC, a California limited liability company (“Intersect”), entered into an Asset Purchase Agreement (the “Agreement”). In accordance with the terms and subject to the conditions set forth in the Agreement, Eastside agreed to purchase substantially all of the assets of Intersect (the “Purchased Assets”), an importer and distributor of tequila and related products (the “Transaction”) under the brand name “Azuñia”. The Agreement and the Transaction were unanimously approved by the Board of Directors of Eastside, the Board of Managers of Intersect and the majority of interest of Intersect’s members. The Transaction closed on September 12, 2019.

The Agreement provides that the aggregate consideration for the Purchased Assets will be payable to the members of Intersect on its behalf and will equal the aggregate number of shares of common stock of Eastside, cash payments and/or promissory notes comprising (i) 1,200,000 shares of Eastside common stock (the “Fixed Number of Shares”) and, (ii) to the extent certain revenue targets are achieved, the Initial Earnout Consideration (as defined below) and the Subsequent Earnout Consideration (as defined below).

The Fixed Number of Shares will be issued 540 days following the closing date of the Transaction as follows: 850,000 shares of Eastside common stock will be issued at a stipulated value of $6.00 per share, equivalent to $5,100,000, and the remaining 350,000 shares of Eastside common stock will be issued at a stipulated value equal to the 20-day volume-weighted average closing price of Eastside common stock on the one-year anniversary of the closing date of the Agreement. In addition, upon the acquired business (which is comprised of Intersect’s business of importing and distributing tequila and related products (the “Business”)) achieving gross revenues of $3.24 million or more during the first eighteen months following closing date of the Agreement, Eastside will issue as further consideration (the “Initial Earnout Consideration”) additional shares of Eastside common stock at a price per share equal to the 20-day volume-weighted average closing price of Eastside common stock on the eighteen-month anniversary of the closing date of the Transaction. The number of additional shares of Eastside common stock to be issued will be based upon a multiple of gross revenue of the Business, ranging from 3.30 to 3.50, and less the aggregate stipulated dollar value of the Fixed Number of Shares previously paid, subject to an aggregate payment of approximately $14.7 million.

If the gross revenue of the acquired Business for the period commencing on the first day of the thirteenth month following the closing date of the Transaction and ending on the last day of the twenty-fourth month following the closing date of the Transaction (the “Subsequent Earnout Period”) equals or exceeds $9.45 million, Eastside will pay to the members of Intersect on its behalf $1,500,000, either in cash or a number of shares equal to (x) $1.5 million divided by (y) the 20-day volume-weighted average closing price of Eastside common stock on the last day of the Subsequent Earnout Period, rounded down to the nearest whole number of shares of Eastside common stock (the “Subsequent Earnout Consideration”).

Notwithstanding anything set forth in the Agreement, Eastside will not be required to issue shares of common stock if, in order for Eastside to issue sufficient shares to pay any portion of the aggregate consideration under the Agreement, Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules (i.e. the number of shares of common stock of Eastside issuable under the Agreement would exceed 19.9% of Eastside’s outstanding common stock). In the event that Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules, Eastside may, at its election, issue only that number of shares of common stock which does not require such vote, and instead pay any remaining portion of the aggregate consideration in the form of cash or as a promissory note with a three-year maturity that bears interest at a rate of 6% per annum.

Any shares issued by Eastside under the Agreement will be issued, at Eastside’s election, either (i) as registered shares under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) as unregistered shares in an issuance exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. If Eastside issues unregistered shares, Eastside will file a re-sale registration statement on Form S-3 with the Securities and Exchange Commission for a secondary offering covering the resale of the unregistered shares. Such registration statement will be filed no later than 30 days following the date of payment of the Initial Earnout Consideration and will be amended within 30 days following the issuance of any Subsequent Earnout Consideration.

As a condition of the Agreement, Eastside has extended offers of employment to each employee of Intersect.

The Agreement contains representations, warranties, and covenants by the parties that are customary for a transaction of this nature.

The Agreement is attached hereto as an Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Agreement. It is not intended to provide any other factual information about Eastside or Intersect. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of the Agreement and as of specified dates. The representations, warranties and covenants in the Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures provided in a separate disclosure letter delivered concurrently with the execution of the Agreement and made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Eastside, Intersect or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Eastside’s public disclosures.

Unit Subscription Agreement

On September 16, 2019, Eastside entered into separate subscription agreements (the “Subscription Agreements”) with four accredited investors, as that term is defined in the Securities Act of 1933 and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Subscription Agreements include customary representations, warranties and covenants of the parties, made solely for the benefit of the parties to such Subscription Agreements as of the date of the Subscription Agreements.

In accordance with the several Subscription Agreements, Eastside agreed to issue and sell to the investors an aggregate of 277,778 units (the “Units”) at a per unit price of $4.50, for aggregate gross proceeds of $1,250,000. Each Unit consists of one share of Eastside’s common stock and a three-year warrant to acquire 0.5 shares of common stock at an exercise price of $5.50 per share. Eastside could enter into additional subscription agreements for the purchase and sale of up to an additional 197,222 Units (up to $887,499 in gross proceeds), although there is no assurance that any or all of the additional Units will be sold.

The offering was conducted on a “best efforts” basis, without the assistance of any underwriter, placement agent or selling agent. At the September 16, 2019 closing, Eastside issued 277,778 shares of common stock and warrants to purchase 138,889 additional shares of common stock. Eastside intends to use the net proceeds of the financing for working capital and general corporate purposes.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, which will be filed as an exhibit to Eastside’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 regarding the acquisition of substantially all of the assets of Intersect is hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 regarding the issuance of common stock of Eastside in connection with the Asset Purchase Agreement and common stock and warrants of Eastside in connection with the Subscription Agreements is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

Certain members of the Company’s senior management will conduct meetings with investors and analysts on September 17, 2019. The materials that will be used in meetings with analysts and investors on September 17, 2019 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On September 16, 2019, Eastside issued a press release announcing Eastside’s acquisition of substantially all of the assets of Intersect. A copy of the press release is filed hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Eastside intends to file historical financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

Eastside intends to file pro forma financial information required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

1.1*	Asset Purchase Agreement, dated September 12, 2019, between Eastside Distilling, Inc. and Intersect Beverage, LLC.

99.1	Investor Presentation dated September 16, 2019.

99.2	Press Release dated September 16, 2019 announcing Eastside’s acquisition of substantially all of the assets of Intersect Beverage, LLC.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We hereby undertake to supplementally provide copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019

EASTSIDE DISTILLING, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer